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                                                        EXHIBIT 4


                     STATEMENT OF RESOLUTION
                          ESTABLISHING
      ADJUSTABLE RATE CUMULATIVE PREFERRED STOCK, SERIES F
                     OF ENSERCH CORPORATION


To the Secretary of State
     of the State of Texas

     Pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act, the undersigned corporation submits the following statement for the purpose of establishing and designating the Adjustable Rate Cumulative Preferred Stock, Series F, of its preferred stock and fixing and determining the relative rights and preferences thereof:

     1.   The name of the corporation is ENSERCH Corporation.

     2. The following resolution, establishing and designating the Adjustable Rate Cumulative Preferred Stock, Series F, and fixing and determining the relative rights and preferences thereof, was duly adopted by the Corporate Securities Committee of the Board of Directors of the Corporation on April 8, 1994:

          "RESOLVED, That pursuant to the authority conferred upon the Corporate Securities Committee by the Board of Directors of this Company acting pursuant to Article Six of the Restated Articles of Incorporation of this Company and the Company's Bylaws, a new series of Preferred Stock of the Company is hereby created which shall consist of Seventy-Five Thousand (75,000) shares of no par value (stated value of $1,000 per share), which shall be designated and known as 'Adjustable Rate Cumulative Preferred Stock, Series F' (liquidation preference $1,000 per share) (herein called 'Adjustable Rate Preferred Stock'), and that in addition to the preferences, rights, voting powers and the restrictions or qualifications of all shares of Preferred Stock, regardless of series, described and expressed in the Restated Articles of Incorporation of the Company, the Corporate Securities Committee of the Board of Directors hereby declares that the shares of the Adjustable Rate Preferred Stock shall have the terms, conditions, rights and preferences, as follows:

     1.   Dividend Rate

          (a) Dividend rates on the shares of Adjustable Rate Preferred Stock shall be (i) for the period (the 'Initial Dividend Period') from the date of their original issue to and including July 31, 1994, at a rate per annum of the then stated value thereof equal to 6.375%, and (ii) for each quarterly dividend period (hereinafter referred to as a 'Quarterly Dividend Period'; and the Initial Dividend Period or any Quarterly Dividend Period being

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     hereinafter individually referred to as a 'Dividend
     Period' and collectively referred to as 'Dividend Periods') thereafter, which quarterly dividend periods shall commence on February 1, May 1, August 1 and November 1 in each year and shall end on and include the day next preceding the first day of the next quarterly dividend period, at a rate per annum of the Stated Value thereof equal to the Applicable Rate (as hereinafter defined) in respect of such quarterly dividend period; provided, however, that the dividend rate per annum on the shares of Adjustable Rate Preferred Stock for any Quarterly Dividend Period shall in no event be less than 4.50% per annum or greater than 10.50% per annum. Such dividends shall be cumulative from the date of original issue of such shares. The amount of dividends payable for the Initial Dividend Period or any period shorter than a full Quarterly Dividend Period shall be computed on the basis of 30-day months and a 360-day year.

          (b) The 'Applicable Rate' for any Quarterly Dividend Period shall be the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as hereinafter defined) for such Dividend Period, multiplied by 87%. In the event that the Company determines in good faith that for any reason one or more of such rates cannot be determined for any Quarterly Dividend Period, then the Applicable Rate for such Dividend Period shall be the higher of whichever of such rates can be so determined, multiplied by 87%.
     In the event that the Company determines in good faith that none of such rates can be determined for any Quarterly Dividend Period, then the Applicable Rate in effect for the preceding Dividend Period shall be continued for such Dividend Period.

     (i) Except as provided below in this paragraph, the 'Treasury Bill Rate' for each Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period, as defined below) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days of January, April, July or October, as the case may be, prior to the Quarterly Dividend Period for which the dividend rate on the Adjustable Rate Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during any such Calendar Period, then the Treasury Bill Rate for the related Dividend Period shall be the arithmetic average of the two most

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     recent weekly per annum market discount rates (or the one
     weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that a per annum market discount rate for three-month U.S. Treasury bills shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period) for all of the U.S. Treasury bills then having maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that the Company determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized U.S. Government securities dealers selected by the Company. In the event that the Company determines in good faith that for any reason the Company cannot determine the Treasury Bill Rate for any Quarterly Dividend Period as provided above in this paragraph, the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during the related Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized U.S. Government securities dealers selected by the Company.

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     (ii) Except as provided below in this paragraph, the 'Ten
     Year Constant Maturity Rate' for each Quarterly Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant
     Calendar Period as provided below), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days of January, April, July or October, as the case may be, prior to the Quarterly Dividend Period for which the dividend rate on the Adjustable Rate Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during such Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that a per annum Ten Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during such Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities, as defined below) then having maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that the Company determines in good faith that for any reason the Company cannot determine the Ten Year Constant Maturity Rate for any Quarterly Dividend Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as quoted daily for each

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     business day in New York City (or less frequently if
     daily quotations shall not be generally available) to the Company by at least three recognized U.S. Government securities dealers selected by the Company.

     (iii) Except as provided below in this paragraph, the 'Thirty Year Constant Maturity Rate' for each Quarterly Dividend Period shall be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days of January, April, July or October, as the case may be, prior to the Quarterly Dividend Period for which the dividend rate on the Adjustable Rate Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such Yield shall be published during such Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that a per annum Thirty Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during such Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than twenty-eight nor more than thirty years, as published during such Calendar Period by the Federal Reserve Board, or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that per annum average yields to maturity for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than twenty-eight nor more than thirty years shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or

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     agency during such Calendar Period, then the Thirty Year
     Constant Maturity Rate for such dividend period shall be determined in the manner specified in the preceding sentence based upon all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than twenty-five years or, in the absence of which, twenty years. In the event that the Company determines in good faith that for any reason the Company cannot determine the Thirty Year Constant Maturity Rate for any Quarterly Dividend Period as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty years (or, in the absence of which, having maturities of not less than twenty-five years or, in the further absence of which, twenty years) from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized U.S. Government securities dealers selected by the Company.

     (iv) The Treasury Bill Rate, the Ten Year Constant
     Maturity Rate and the Thirty Year Constant Maturity Rate shall each be rounded to the nearest one hundredth of a percentage point.

     (v) The amount of dividends per share payable for each Quarterly Dividend Period shall be computed by dividing the dividend rate for such dividend period by four and applying such rate against the stated value per share of the Adjustable Rate Preferred Stock.

     (vi) The dividend rate with respect to each Quarterly Dividend Period will be calculated as promptly as practicable by the Company according to the appropriate method described herein. The mathematical accuracy of each such calculation will be confirmed in writing by independent accountants of recognized standing. After
     May 1, 1994, the Company will cause each dividend rate to be published in a newspaper of general circulation in New York City prior to the commencement of the new Quarterly Dividend Period to which it applies and will cause notice of such dividend rate to be enclosed with the dividend payment checks next mailed to the holders of the Adjustable Rate Preferred Stock.

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     (vii)     As used herein, the term 'Calendar Period'
     means a period of fourteen calendar days; the term 'Special Securities' means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term 'Ten Year Average Yield' means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and the term 'Thirty Year Average Yield' means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).

          2. Involuntary Liquidation. In the event of any involuntary liquidation, dissolution or winding up of the Company, the holders of the Adjustable Rate Preferred Stock shall be entitled to receive One Thousand Dollars ($1,000) for each share (which amount shall be deemed to be its stated value and liquidation preference on involuntary liquidation) plus accrued dividends to the date of distribution.

          3. Voluntary Liquidation. In the event of any voluntary liquidation, dissolution or winding up of the Company, the holders of the Adjustable Rate Preferred Stock shall be entitled to receive One Thousand Dollars ($1,000) for each share (which amount shall be deemed to be its stated value and liquidation preference on voluntary liquidation) plus an amount equal to the accrued dividends thereon to the date of distribution.

          4. Optional Redemption. The Adjustable Rate Preferred Stock may not be redeemed prior to May 1, 1999. Thereafter, the Company, at its option, may redeem all or any part of the Adjustable Rate Preferred Stock at any time on at least thirty days' notice in accordance with the provisions of Paragraph 3,c,(i) of Division A of Article Six of the Restated Articles of Incorporation at $1,000 per share together with any unpaid accumulated dividends to the date of such redemption.

          5. So long as any shares of the Adjustable Rate Preferred Stock are outstanding, shares of the Adjustable Rate Preferred Stock which are purchased, redeemed or otherwise acquired by the Company shall not be reissued, or otherwise disposed of, as shares of Adjustable Rate Preferred Stock.

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          6.   The Adjustable Rate Preferred Stock shall not
     have any conversion, exchange or sinking fund rights.

          7. The Adjustable Rate Preferred Stock shall have no voting rights other than the voting rights set forth in the Restated Articles of Incorporation of the Company or as otherwise provided by Texas law."

          "RESOLVED, That the President or any Vice President together with the Secretary or any Assistant Secretary, be and hereby they are authorized and directed to prepare, execute and deliver to the Secretary of State of Texas for filing all certificates or other documents as may be required under the laws of the State of Texas in order to give effect to the foregoing resolutions."

     WITNESS THE EXECUTION HEREOF on this 8th day of April, 1994.

                              ENSERCH Corporation



                              By:  /s/ D. W. Biegler
                                   D. W. Biegler
                                   Chairman and President